MASTER AGREEMENT


         This Agreement is entered into as of this 25th day of March, 1997 (the "Agreement"), by and between LifeRate Systems, Inc., a corporation organized under the laws of the State of Minnesota (the "Company"), Anthony P. Furnary, M.D., a resident of the State of Oregon ("Furnary") and APF, LLC, an Oregon limited liability company ("APF, LLC" and together with Furnary collectively called "APF").

                                    RECITALS:

         The Company and APF are parties to a certain "CORIS" Computer Software Purchase Agreement dated July 2, 1995 (the "Purchase Agreement") relating to, among other things, the sale by APF to the Company of certain computer software developed by APF ("CORIS"), the payment of certain royalties to APF and the provision of certain assistance to the Company by APF in the development and implementation of CORIS with the Company's products.

         The Company and APF desire to amend the Purchase Agreement in certain respects as provided herein.

         In addition, the Company and APF have agreed to enter into a certain consulting agreement and certain other arrangements as provided herein.

                                   AGREEMENT:

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and APF agree as follows:

1.       Agreement to Amend Purchase Agreement; Consulting Agreement; Option.

         1.1. Amendment of Purchase Agreement. Subject to the terms and conditions hereof, at the Closing, the Company and APF shall enter into the Modification Agreement in the form attached hereto as Exhibit A, pursuant to which the Purchase Agreement shall be amended as provided therein (the " Amendment").

         1.2. Consulting Agreement. Subject to the terms and conditions hereof, at the Closing, the Company and APF shall enter into the Consulting Agreement in the form attached as Exhibit B (the "Consulting Agreement").

         1.3. Option. Subject to the terms and conditions hereof, at the Closing, the Company shall issue to APF, in consideration of services rendered to date to the Company by APF, an Option in the form of Exhibit C (the "Option").

2.       Closing.

         2.1. The closing of the matters provided for in this Agreement shall take place at the offices of Oppenheimer Wolff & Donnelly, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402, at 11:00 a.m., Minneapolis time, on or about March 24th, 1997, or as soon as practical thereafter (the "Closing") or at such other place or different time or day as may be mutually acceptable to APF and the Company, provided that all other conditions to the Closing as provided in this Agreement have been met to the reasonable satisfaction of, or waived by, APF or the Company, as the case may be. The date and time on which the Closing occurs is referred to as the "Closing Date."

3.       Representations and Warranties by the Company.

         Except as disclosed in the Disclosure Schedule attached hereto as Exhibit D, the Company hereby represents and warrants to APF as follows:

         3.1. Organization, Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Company has the requisite corporate power and authority to execute this Agreement, the Amendment, the Consulting Agreement and the Option (collectively called the "Major Agreements") and to issue the shares issuable upon exercise of the Option (the "Option Shares") and to perform its obligations under the Major Agreements.

         3.2. Governing Instruments. The copies of the charter documents of the Company, and all amendments thereto (collectively, the "Charter Documents"), delivered to legal counsel for APF prior to the execution of this Agreement, are true and complete copies of the duly and legally adopted Charter Documents currently in effect.

         3.3.    Capital Stock.

                  (a) The authorized and outstanding capital stock of the Company as of the date hereof is set forth in the Company's Annual Report on Form 10-KSB, for the year ended December 31, 1996 ("Form 10-KSB"). All of the outstanding shares of the Company were duly authorized and validly issued and are fully paid and nonassessable.

                  (b) There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than this Agreement, under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company, except as set forth in the Form 10-KSB. The issuance of the Option does not constitute an event, under any anti-dilution provisions of any securities issued (or issuable pursuant to outstanding rights, warrants or options) by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.

                  (c) Except as set forth on the Form 10-KSB, no holder of any securities of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company.

         3.4. Corporate Acts and Proceedings. Each of the Major Agreements has been duly authorized by all necessary corporate action on behalf of the Company, and, when delivered at the Closing, will be duly executed and delivered by authorized officers of the Company, and will be the valid and binding agreement on the part of the Company and enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. The Option Shares, when issued upon the exercise of the Option, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens and encumbrances.

4.       Representations and Agreements of APF.

         APF hereby represents and warrants to the Company as follows:

         4.1. Acts and Proceedings. Each of the Major Agreements has been duly authorized by all necessary action on the part of APF, has been duly executed and delivered by APF, and is a valid and binding agreement of APF and enforceable against APF in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditor's rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

         4.2. No Intellectual Property Rights. APF confirms, acknowledges and agrees that APF does not own, or claim any ownership or other any right, title or interest in, any intellectual property rights related to the Purchase Agreement, except for the license provided in Section 4.2 of the Purchase Agreement, or any other intellectual property of the Company, including, but not limited to, any inventions, patents, copyrights, trade secrets, trademarks or confidential information embodied in source code or object code.

5.       Conditions of APF's Obligations.

         The obligation of APF to enter into the transactions contemplated hereby at the Closing is subject to the fulfillment by the Company or waiver by APF prior to or on the Closing Date of the conditions set forth in this Section 5.

         5.1. Representations and Warranties. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of such date.

         5.2. Compliance with Agreement. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

         5.3. Certificate of Officers. The Company shall have delivered to APF a certificate, dated as of each Closing Date, executed by the President certifying to the satisfaction of the conditions specified in Sections 5.1 and 5.2.

         5.4. Supporting Documents. Legal counsel for APF shall have received the following:

                  (a) a copy of resolutions of the Board of Directors authorizing and approving the execution, delivery and performance of the Major Agreements, all such resolutions to be certified by an officer of the Company;

                  (b) a Certificate of Incumbency executed by an officer of the Company certifying the names, titles and signatures of the officers authorized to execute the Major Agreements and further certifying that the Charter Documents of the Company delivered to legal counsel for APF at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

                  (c) such additional supporting documentation and other information with respect to the transactions contemplated hereby as legal counsel for APF may reasonably request.

6.       Conditions of the Company's Obligations.

         The obligation of the Company to enter into the transactions contemplated hereby at the Closing is subject to the fulfillment or waiver by the Company prior to or on the Closing Date of the conditions set forth in this Section 6.

         6.1. Representations and Warranties. The representations and warranties of APF contained in Section 4 shall be true and correct on and as of the Closing with the same force and effect as if such representations and warranties had been made on and as of the Closing.

7.       Covenants of the Company.

         7.1. Professional Fees. The Company agrees to reimburse APF for the reasonable out-of-pocket expenses of APF, upon receipt of reasonable documentation, incurred during 1996 and 1997 and through the date of Closing in connection with the renegotiation of the Purchase Agreement and the other matters covered by the Major Agreements. Within 30 days of Closing, APF shall submit to the Company a final statement of the out-of-pocket expenses incurred by Furnary through the Closing and the Company shall reimburse Furnary such expenses within ten days of the receipt of such statement.

         7.2.     Transfers of Business.

                  (a) The Company agrees that, simultaneously upon entering into any agreement to (i) sell substantially all of its assets to another party, or (ii) effect any merger, reorganization or business combination involving a change in control of, or business combination involving, the Company, the other party to such transaction shall assume the unperformed obligations of the Company to APF under the Major Agreements, and such assumption agreement shall be subject to the approval of APF, which consent shall not be unreasonably withheld; it being understood that APF's approval of such assumption agreement shall be limited to obtaining reasonable assurance that such assumption agreement obligates such other party to the same extent as the Company is then obligated under the Major Agreements.

                  (b) The Company agrees that, simultaneously upon entering into any agreement to sell or transfer a material portion of its business to another party which includes one or more "Products" (as such term is defined in the Purchase Agreement), including without limitation the exclusive assignment of intellectual property relating to, or the exclusive grant of manufacturing or marketing rights regarding, a Product, then the other party to such transaction shall assume, to the extent appropriate given the nature of such sale or transfer, the unperformed royalty obligations of the Company to APF under the Purchase Agreement (as amended by the Amendment) relating to such transferred Product, and such assumption agreement shall be subject to the approval of APF, which consent shall not be unreasonably withheld; it being understood that (i) APF's approval of such assumption agreement shall be limited to obtaining reasonable assurance that such assumption agreement appropriately obligates such other party to pay royalties to APF regarding such transferred Product consistent with the terms of the Purchase Agreement (as amended by the Amendment) and (ii) no approval is required under this Action 7.2 (b) for the granting of any sublicenses or non-exclusive licenses of, or any non-exclusive marketing or manufacturing rights regarding, any Products.

         7.3. Term Insurance. Within 90 days after the Closing Date, the Company agrees to consider in good faith the possibility of purchasing term insurance on the life of Furnary with the proceeds to be used either to buyout the remaining term of the royalties payable to Furnary under the Purchase Agreement, as amended, or to fund future royalties. The Company reserves the sole discretion to make this determination. The Company will promptly inform APF of its decision.

         7.4.     Board of Directors.

                  (a) The Company agrees that, beginning upon the Closing Date and continuing for so long as the Company has an obligation to pay APF a royalty on the Products or APF owns (or has the right to acquire) at least 1% of the Company's outstanding shares of common stock (the "Board Period"), the Company will use its best efforts to have Furnary elected to the Board of Directors, including: (i) the Company shall nominate Furnary for election to the Company's board of directors (the "Board") at each meeting of shareholders of the Company at which directors are to be elected and (ii) subject to the exercise of its fiduciary duties, the Board shall recommend the election of Furnary as a director. The Company agrees to use it best efforts to have Furnary elected to the Board within 90 days after the Closing Date.

                  (b) In the event that Furnary is not serving as a director during any portion of the Board Period, Furnary shall be granted "observer" status by the Board, which shall include the right to receive notice of all Board meetings, to receive all materials distributed to the Board, to attend all Board meetings and to participate in discussions at such meetings, provided that in no event shall observer status be construed to grant Furnary the right to vote in any action taken by the Board.

         7.5. Reimbursement. The Company agrees to reimburse APF for the following expenses, upon receipt by the Company of reasonable documentation:

                  (a) as set forth in Section 5.2 of the Purchase Agreement, the expenses incurred by Furnary in connection with his attendance at certain industry meetings;

                  (b) beginning on January 1, 1999 and continuing so long the Consulting Agreement remains in effect, the reasonable cost of one secretary, for up to eight hours per business day;

                  (c) beginning on January 1, 1999 and continuing so long the Consulting Agreement remains in effect, reasonable travel expenses of Furnary's spouse (coach class air fare), accommodations and meals, when accompanying Furnary on up to four industry meeting trips to American Heart Association, Society of Thoracic Surgeons, American College of Cardiology and American Association of Thoracic Surgeons; and

                  (d) personal computer costs up to $5,000 per year so long as the Consulting Agreement remains in effect.

         7.6. Role Recognition. The Company agrees to take reasonable and appropriate measures to recognize the role of Furnary in the development of the Company's products and systems, including, but not limited to, references to Furnary as the "architect and co-inventor" of the Company's products and systems.

         7.7. Reexamination of "CORIS". Within 90 days after the Closing Date, the Company will reexamine the CORIS trademark dispute with the Cordis Corporation, which is currently in the disclosure phase at the U.S. Patent and Trademark Office, and will consider aggressively pursuing legal action to retain the rights to the CORIS trademark.

         7.8. Donation of System. In addition to the rights granted to APF pursuant ot Section 4.2 of the Purchase Agreement, the Company will make available to APF one complete LifeRate system which shall be donated in the name of APF to a hospital system or practice designated by APF (the "Hospital").

                  (a) The LifeRate system shall include all components and applications of the LifeRate system identified on Exhibit E, and all upgrades listed on such exhibit (collectively, the "System"). APF may designate up to three different hospital systems or practices to receive different components of the System.

                  (b) During the period of five years after installation, the Hospital shall not pay any license fees for the System, but shall be responsible for payment of the installation, interface and maintenance costs identified in Exhibit E.

         7.9. No Security Interests. So long as the Company has an obligation to pay APF a royalty under the Purchase Agreement, the Company agrees not to pledge or grant a security interest in the Company's intellectual property.

         7.10. Repricing Existing Options. The Company agrees to amend all of Furnary's outstanding options, including the 26,000 granted under the Purchase Agreement and the 10,333 independently granted to Furnary, to have an exercise price of $2 5/8, which was the closing price on March 4, 1997.

8.       Miscellaneous.

         8.1. Definitions. Any capitalized term defined in one of the other Major Agreements and not otherwise defined herein shall have the meaning ascribed to it in such other Major Agreement.

         8.2. Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         8.3. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be mailed by certified mail with return receipt as follows:

                  (a)      if to APF, to:

                           APF, LLC
                           c/o Anthony P. Furnary, M.D.
                           7266 S.W. Eaton Court
                           Portland, OR  97225-6045
                                    Facsimile: 503-291-2488

                           with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA 02110
                           Attn:    Peter Dodson
                                    Eric Jaeger

                  (b)      if to the Company, to:

                           LifeRate Systems, Inc.
                           7210 Metro Boulevard
                           Edina, MN   55439
                           Attention: Chief Executive Officer
                                    Facsimile: 612-844-0797

                  and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         8.4. Survival of Representations, Warranties, Agreements, Etc. All representations, warranties, covenants and agreements contained herein or in any certificate delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement or such certificate, as the case may be, any investigation at any time made by APF or on its behalf, and the closing of the transactions contemplated by this Agreement. All statements contained in any certificate, instrument or other writing prepared by or on behalf of the Company and delivered by the Company pursuant to this Agreement or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

         8.5. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and permitted assigns of the parties hereto; provided, however, that APF may not assign all or a portion his or its rights and obligations hereunder, except by operation of law, without the prior written consent of the Company, which shall not be unreasonably withheld.

         8.6. Entire Agreement. This Agreement, the schedules hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         8.7. Other Remedies. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         8.8. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under the Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

         8.9. Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. A reference in this Agreement to any section shall include a reference to every section the number of which begins with the number of the section to which reference is specifically made. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. A reference to a section means a section of this Agreement, unless the context expressly otherwise requires.

         8.10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota.

         8.11. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.12. Injunctive Relief. The parties acknowledge that it will be impossible to measure the damages that would be suffered upon any breach of Section 7 of this Agreement and that in the event of any such failure, there shall not exist an adequate remedy at law. Either party shall, therefore, be entitled to obtain specific performance of the other party's obligations under Section 7 and to obtain immediate injunctive relief. Such other party shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that there exists an adequate remedy at law.

         IN WITNESS WHEREOF, each of the Company and APF has caused this Agreement to be executed by its duly authorized representatives in counterpart.

COMPANY:                              LIFERATE SYSTEMS, INC.


                                      By:_____________________________________
                                      Its:____________________________________


APF:                                  APF, LLC

                                      By:_____________________________________
                                      Its: Manager



                                      ________________________________________
                                              Anthony P. Furnary, M.D.